Exhibit 10.1

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because the information is not material and is the type of information that the registrant treats as private or confidential

DISTRIBUTION AGREEMENT

Supplier wishes to appoint S+N and S+N wishes to be appointed as the Supplier’s exclusive distributor for the promotion and sale of the Products (as defined below) within the Territory (as defined below) under S+N’s Brand (as defined below), in accordance with and subject to the provisions set out in this Agreement.

The Parties agree as follows:

Effective Date:	March 31, 2025

Expiry Date:	The last day of the Initial Term or a Renewal Term pursuant to Section 15.

Territory:	The United States of America (and any Additional Territory as may be agreed in writing between the Parties from time to time).

	For SMITH + NEPHEW	For NUO THERAPEUTICS, INC
Parties: Address:	Smith & Nephew, Inc. (S+N) 150 Minuteman Rd Andover, MA 01810	Nuo Therapeutics, Inc. (NUO or Supplier) 8285 El Rio, Suite 190 Houston, TX 77054

	Authorised Signatory	Authorised Signatory

	/s/ Michael Arndt	/s/ David Jorden
Signatures:
	Name: Michael Arndt	Name: David E. Jorden

	Title: SVP Global Procurement	Title: CEO/CFO

	Date: March 31, 2025	Date: March 31, 2025

each a Party and together the Parties.

Addresses for Notices:  Notices under this Agreement shall be addressed and delivered as follows:

	S+N:	Supplier:	Deemed Delivery:
By Hand or Mail	Smith & Nephew, Inc. Attention: Rohit Kashyap	Nuo Therapeutics, Inc. Attention: David Jorden 8285 El Rio, Suite 190 Houston, TX 77054	Hand or recorded delivery: On signature of delivery receipt Pre-paid post within same country: 2nd business day after post Pre-paid post to outside country: 5th business day after post
By Email			Time of transmission; or, if transmitted after business hours then the next business day with (if the notice relates to Sections 10.5, 11, 12, 13, 15, 16, 17.2, 17.3, or 17.4 under this Agreement) a copy to:
By Hand or Mail	Smith & Nephew, Inc. 150 Minuteman Rd. Andover, MA 01810 Attention: Company Secretary	David Mittelman Lucendo LLP 505 Montgomery St., 11th floor San Francisco, CA 94111
By Email

1.	Appointment of S+N as Distributor in Territory

1.1.

Supplier hereby appoints S+N to be Supplier’s sole and exclusive distributor and reseller of biodynamic hematogel consumable products and system products, including but not limited to, the products further described in Schedule 1 (Products) (as may be amended from time to time) (including the Consumable Products and Equipment Products (as set forth in Schedule 1) and any autologous platelet-rich-plasma (PRP) product, reimbursable under the Medicare reimbursement code G0465, together with any updates, modifications, revisions, line extensions and upgrades thereto) (the Product(s)) for use in the treatment and management of acute and chronic wounds (the Field) in the Territory under the S+N Brand; provided, however, that NUO, its employees, contractors, NUO Sales Agents (as defined below), and NUO Distributors (as defined below) may sell and distribute Products under the NUO Brand (as defined below) in the Territory as further set out in Section 1.2. Supplier shall manufacture and supply the Products to S+N and its affiliated distributors, contractors and employees (S+N Distributors) under such appointment on an exclusive basis. S+N shall be entitled to exercise its rights and perform its obligations under this Agreement through S+N’s Affiliates. Where an S+N Distributor or S+N Affiliate orders Products from the Supplier, the term S+N shall be deemed to refer to the relevant S+N Distributor or S+N. Affiliate means, with respect to any person (which term is used broadly to include companies and other entities as well as individuals), any other person directly or indirectly controlling, controlled by or under common control with such person.; as used in the meaning of Affiliate, “control” means (i) the direct or indirect ownership of more than fifty percent (50%) of the capital stock (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction); or (ii) the direct or indirect power to manage, direct or cause the direction of the management and policies of the entity or the power to elect more than fifty percent (50%) of the members of the governing body or board of such entity.

1.2.

With the exception of the S+N Brand and the NUO Brand, Supplier shall not create any further branded versions or unbranded versions of the Products for sale, directly or indirectly by Supplier or by any third party in the Territory or an Additional Territory, subject to Section 16.1.

1.3.

Supplier shall not directly or indirectly: (i) sell, provide, distribute, or supply Products under the S+N Brand, to any third party within the Territory (or allow any third party to do so); nor (ii) supply Products under the S+N Brand to any third party for resale in the Territory. In respect of Products under the NUO Brand, Supplier shall not directly or indirectly: (i) sell, provide, distribute, or supply Products under the NUO Brand, to any third party within the Territory (or allow any third party to do so); nor (ii) supply Products under the NUO Brand to any third party for resale in the Territory, with the exception that, Supplier may sell the Products under the NUO Brand to [****] (NUO Distributors), who may resell the Products under the NUO Brand to customers who are not the S+N Customers (as defined below) and that Supplier may use the NUO Sales Agents (as defined below) to represent it in relation to concluding direct sales with Supplier’s customers, which shall for the avoidance of doubt, exclude the S+N Customers.

1.4.

Supplier further agrees that: a) it shall not appoint additional third parties other than S+N or the NUO Distributors in connection with distribution or sale of the Products in the Territory (whether directly or indirectly); b) it shall not permit third parties other than S+N or the NUO Distributors to distribute or sell the Products in the Territory; c) it shall be responsible for ensuring the NUO Sales Agents and NUO Distributors comply with the terms of this Agreement, to include without limitation that they shall not solicit, approach in relation to or sell Products under the NUO Brand to the S+N Customers. NUO Sales Agents means any third-party entity or individual undertaking sales representation for Supplier who is paid a commission-based fee based on sales of Products under the NUO Brand, defined as individual independent sales agents or a group of agents or entities making up a sales agency and excluding any organisation that purchases products for re-sale. Third parties who purchase or take title to Products for re-sale or transfer to customers and third parties who are remunerated under any profit or revenue sharing arrangement are expressly excluded from and shall not be permitted as NUO Sales Agents.

1.5.

S+N shall be the exclusive distributor and reseller of any Products which incorporate or reference any trade names and trademarks owned by or licensed to S+N and/or its Affiliates that S+N and/or its Affiliates use in relation to the Products (S+N Marks) and Supplier shall not directly or indirectly manufacture, sell or otherwise transfer or dispose of any Products it has manufactured for S+N and which bear any S+N Marks to any third party. Products featuring the S+N Marks shall be those under the “S+N Brand” which shall be S+N’s private label version of the Products. S+N shall provide artwork for labels for such branding to be printed and affixed by Supplier at the conclusion of its manufacturing process prior to supply to S+N customers, in accordance with S+N’s instructions and this Agreement. S+N shall grant to NUO, a limited, non-exclusive, royalty-free, non-transferable, revocable license to apply the S+N Marks and S+N Brand to the Products purchased by S+N under this Agreement, in accordance with this Section. NUO shall be entitled to grant, where necessary, a sub-license of the aforementioned license to its first-tier manufacturing suppliers who are responsible for the manufacturing of the Products, provided NUO shall remain responsible to S+N for its suppliers.

1.6.

The NUO Brand shall be the own brand labelled version of the Products marketed by NUO as Aurix™ to NUO customers (for the avoidance of doubt excluding the S+N Customers) through the NUO Distributors or representation by NUO Sales Agents. The NUO Brand consists of trade names and trademarks owned by or licensed to Supplier. The NUO Brand and packaging to be affixed to Products sold by Supplier or the NUO Distributors shall be as shown in Schedule 1 (NUO Get Up). In the event of any proposed change to the NUO Brand or NUO Get Up, Supplier shall notify such proposed change to S+N [****] prior to the proposed date of change, and NUO shall ensure that such change complies with NUO’s obligations in this Section. Supplier shall ensure that at all times, the NUO Brand and NUO Get Up shall be sufficiently differentiated from the S+N Brand and any packaging utilized in Products under the S+N Brand, in terms of physical appearance and the audible name of Products under the S+N Brand, and at no time shall either Party attempt to pass off or trade Products branded under the NUO Brand or NUO Get Up as being Products under the S+N Brand or vice versa. In developing the NUO Brand and Get-Up and the S+N Brand and any packaging utilized in S+N Brand Products, or making changes thereto, the Parties agree that they shall collaborate in good faith to assure the respective brands and get-up are suitably distinguishable. [****]

1.7.

S+N shall engage in commercially reasonable efforts to promote, negotiate, receive and administer customer orders for the purchase by S+N customers of Products under the S+N Brand in the Territory. S+N and/or S+N’s Affiliates shall determine the resale price, terms and conditions of resale and target customers of Products under the S+N Brand in their own discretion, provided any customers of S+N shall exclude the NUO Customers (as defined below). S+N shall notify Supplier of orders placed by customers and Supplier shall pick, pack and ship to such customers, the relevant Products ordered by customers in accordance with the timeframes and logistics requirements as further set out in Schedule 2 (Operations). Supplier shall be solely responsible for warehousing, logistics and distribution activities connected with supply of the Products under the S+N Brand, as further set out in Schedule 2.

1.8.

As at the Effective Date, S+N has identified a list [****] S+N Customers [****] (S+N Customer List) and Supplier has identified a list [****] NUO Customers [****] (NUO Customer List). Each Party shall update its customer list to remove or add new customers to whom product sales are made and provide notice of such updated customer list to the other Party in accordance with Schedule 3. [****]. Supplier shall promptly refer any enquiries or communications it receives from S+N Customers relating to the Products or enquiries it receives relating to Products under the S+N Brand during the Term of the Agreement to S+N. S+N shall promptly refer any enquiries or communications it receives from NUO Customers relating to the Products or enquiries it receives relating to Products under the NUO Brand during the Term of the Agreement to Supplier.

1.9.

Each Party shall permit, where requested by the other Party, an audit of the other Party’s customer list (the S+N Customer List or the NUO Customer List, as applicable) in order to verify compliance with the terms of this Agreement [****]. The Party requesting the audit shall engage an independent auditor for the purposes of undertaking the audit, such auditor shall be subject to obligations of confidentiality in relation to access to the other Party’s Confidential Information during such audit.

2.	License Fee and Reimbursement Fee

2.1

S+N will pay Supplier an up front, one time, license and distribution fee of USD one million five hundred thousand ($1,500,000), associated with the rights granted to S+N to distribute Products under the S+N Brand, during each year of the Term in accordance with and subject to the terms of this Agreement (Licensing Fee). A credit of USD two hundred thousand ($200,000), previously paid by S+N to Supplier on or about February 11, 2025 in connection with entering into an exclusive negotiation period resulting in this Agreement, shall be applied to the Licensing Fee amount payable [****].

2.2

In addition to the Licensing Fee, S+N will pay Supplier a one time, upfront fee of: a) [****] in connection with the successful establishment and maintenance of reimbursement of the Products under the S+N Brand, when used in conjunction with [****] during the remaining Term of the Agreement; and/or b) [****] for the Products under the S+N Brand, during the remaining Term of the Agreement (the Reimbursement Fees). [****]. In the event Supplier fails to maintain reimbursement in accordance with a) and b) under this Section 2.2 having achieved such reimbursement, Supplier shall issue to S+N on demand [****] a pro rata refund of the Reimbursement Fees as relates to the unexpired portion of the Term commencing from the date on which reimbursement was cancelled or terminated. In the event that reimbursement is not achieved for the relevant categories and confirmed according to the evidence requirements in Schedule 3 (Governance), no Reimbursement Fees shall be payable by S+N.

3.	Purchase of Products

3.1.

Subject to Section 3.2, S+N may purchase from Supplier such quantities of Products as S+N specifies in a written purchase order (each a PO) from time to time, except to the extent such POs are cancelled by S+N in accordance with the terms of this Agreement. Each PO will form part of and be governed by the terms of this Agreement. Each PO shall be binding on Supplier if not specifically rejected by Supplier in writing [****]. In the event Supplier rejects a PO (subject to Section 4.2), it shall notify S+N in writing of its reasons for such rejection and shall meet with S+N at its request without delay in order to agree any necessary changes to the PO for it to be accepted.

3.2.

S+N and S+N’s Affiliates shall purchase Products equal to the purchase price values set out in Schedule 1 during the applicable period(s) set out in Schedule 1 (the Minimum Purchase Commitment). If S+N or its Affiliates do not purchase the Minimum Purchase Commitment during such periods, Supplier shall notify S+N in writing of the relevant shortfall against the Minimum Purchase Commitment with details of its calculations [****]. Supplier shall be entitled as its sole remedy for S+N’s failure to achieve the Minimum Purchase Commitment, to appoint on notice to S+N in writing, additional third party distributors under such parties’ own branding, to sell and distribute the Products in the Territory, but the remaining terms of this Agreement shall continue with full force and effect.

3.3.

No modified, additional, or different terms or conditions proposed by Supplier will be accepted by S+N or S+N’s Affiliates and shall not become part of any PO or this Agreement unless expressly agreed in writing by the duly authorized representatives of S+N.

3.4.

S+N shall not during the Term, develop, manufacture, source, promote, market, sell or distribute products which are substantially similar to the Products within the Field within the Territory or any Additional Territory, except as relates to performance of this Agreement (Field Limitation).

3.5.

Without prejudice to any other right or remedy available to it, S+N shall be entitled to cancel a PO, in whole or in part, at any time prior to the delivery date by giving written notice to Supplier, and all work under the PO (or the cancelled part) shall be discontinued immediately and Supplier shall use its best efforts to mitigate the impact of the cancellation. In the case of Products which are finished as at the date a PO is cancelled, Supplier shall re-allocate such Products for use in the Kanban Arrangements (as defined in Section 4) where such Kanban Arrangements are in operation, or shall otherwise deploy such Products to satisfy future POs issued by S+N or its Affiliates. In the event S+N cancels a [****], to the extent Supplier demonstrates it cannot utilize any finished products, work in progress or materials in connection with supply against S+N’s future Forecast or for an alternative purpose within the relevant shelf life of the Product, it shall notify S+N and S+N and Supplier shall discuss in good faith, acting reasonably a payment by S+N to Supplier of a proportion of the PO price as may be fair and reasonable having regard to any Products previously delivered under the PO and the value of any work in progress or materials written off under the PO and no further amounts shall be due by way of damages, loss of profits or otherwise from S+N to Supplier by reason of the cancellation [****].

4.	Supply, Ordering and Delivery

4.1.

Supplier shall maintain sufficient inventory at all times of all parts and materials and in the case of Equipment Products and finished Consumable Products, at its sole cost and expense, to ensure continuous, on-time supply of Products to S+N to avoid backorders and to enable manufacturing and supply of the Products [****] or in accordance with the minimum and maximum limits applicable under any Kanban Arrangements in operation. Supplier confirms that it shall meet or exceed the lead times for manufacturing of the Products as set out in Schedule 1.

4.2.

S+N shall use reasonable efforts to provide [****] a rolling estimate only [****] of the projected volume of Product orders from S+N’s customers during the forecast period, by stock keeping unit or other mutually agreed identifier (Forecast). [****].

4.3.

Supplier shall pick, pack and ship Products to the customer address in the Territory, notified by S+N to Supplier in S+N’s PO [****]. In the event this Agreement is extended to Additional Territories (as defined below), Supplier shall deliver Products to [****] unless otherwise agreed in writing by the Parties or under the relevant PO. Supplier shall obtain a signed written proof of delivery from S+N’s customer and shall be entitled to invoice S+N following completion of delivery, unless an alternative time for invoicing is agreed with S+N under the relevant PO.

4.4.	S+N shall pay Supplier’s valid, undisputed invoices within [****] of receipt. The purchase price for each Product is set out in Schedule 1. [****]

4.5.	Unless otherwise agreed by S+N in writing, all prices are: (i) inclusive of all packaging and delivery [****]

4.6.

Title to the Products shall pass to S+N [****]. In the event title to Products has transferred to S+N prior to delivery to S+N’s customer, Supplier shall hold such Products, clearly segregated from Supplier’s or any third party’s property [****].

4.7.

If any Product does not comply with Section 7.3 or otherwise does not confirm with any term of this Agreement, then without limiting any other right or remedy that S+N may have, S+N, may reject those Products and Supplier shall collect such Products from their location [****].

4.8.	Supplier shall deliver the Products on time and in full in accordance with the delivery dates set out in the PO or if no delivery date is stated, within [****].

4.9.	With regard to all dates, delivery, and time periods set forth in this Agreement, time is of the essence. [****].

4.10.

Supplier shall participate in Cost Improvement identification and associated agreed initiatives as described in Schedule 5. Supplier shall at all times meet or exceed the key performance indicators and performance levels set out in Schedule 5.

4.11.	Supplier shall operate the Kanban arrangements for stock and finished Product management and replenishment in accordance with Schedule 2 (Kanban Arrangements).

5.	Backorders

5.1.

A backorder occurs when any quantity of Product set out in a PO is not delivered to S+N within the time for delivery as set out in Section 4.8. If a backorder occurs, Supplier shall immediately as soon as it is aware of such backorder, provide S+N, in writing, with an estimated date by which the backorder will be resolved and the backordered Product will be shipped. Supplier shall also, in such written notice, propose a solution to satisfy S+N’s requirements for the backordered Product until the backorder is resolved. S+N reserves the right to accept or reject any such proposed solutions, acting in its reasonable discretion.

5.2.

If S+N determines that the Supplier’s proposed solution to a backorder is not acceptable then S+N may, having provided its reasons for its determination: (i) cancel, without penalty, the affected PO(s) [****].

6.	Services for Equipment Products

6.1.

Supplier shall provide a returns process (including logistics) and repair and replacement services for the Equipment Products, in order to ensure continued availability and operation of the Equipment Products as further set out in Schedule 2 (Operations) or as otherwise agreed with S+N in writing by way of addendum to this Agreement from time to time (Equipment Services). [****].

7.	Other Supplier Obligations:

7.1.

Supplier shall comply with the terms of the supplier quality agreement entered into between the Parties and attached as Schedule 4 (the SQA). Supplier shall be solely responsible for the preparation, filing, obtaining, maintaining, renewing, and holding of all Regulatory Materials and Regulatory Approval necessary (i) to manufacture the Products and (ii) to enable S+N to distribute, market, promote, sell or otherwise commercialize the Products in the Territory. For the purposes of this Agreement:

(a)

Regulatory Approval means all approvals necessary for the marketing, promotion, sale or distribution of the Product in any jurisdiction, including without limitation a price and/or reimbursement permit, if required for commercial sale of the Product, and approval of the applicable application to the appropriate regulatory authority for approval to market the Product in any jurisdiction; and

(b)

Regulatory Materials means all regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with a regulatory authority in order to develop, manufacture, market, sell or otherwise commercialize the Product in any jurisdiction.

7.2.

Where there is a change in any Applicable Laws, or a new ISO standard, the Supplier shall [****] (i) be responsible for implementing such changes in a timely manner and before any applicable deadlines [****]. Applicable Law means statutes, duly promulgated Regulations, and regulatory policies, binding guidance or industry codes of any jurisdiction which apply to the Products (including applicable current good manufacturing practices), and decisions of binding or prospective effect, including without limitation, all relevant Medical Devices Guidance documents issued by a regulatory agency, department, bureau or other government entity or international organization to which such government entity may be a member or participant in respect of products which are similar to or the same as the Products. Regulations means laws, regulations, approvals, licenses, registrations or authorisations of any federal, state, local or foreign regulatory agency, department, bureau or other government entity applicable to or necessary for: (i) the manufacture, handling, storage, testing, export, import and transport of the Products; or (ii) the marketing, sale, or promotion of the Products to end users in the Territory.

7.3.	Supplier shall ensure that all Products supplied under this Agreement:

7.3.1.

fully comply with and are manufactured in accordance with Supplier’s and any manufacturer’s instructions for use (IFU), the specifications for the Products set out in Schedule 1 (as may be amended from time to time) (the Product Specifications), the SQA, and relevant technical literature, brochures and any other promotional materials published by Supplier;

7.3.2.	fully comply and are manufactured in accordance with Applicable Law;

7.3.3.

are manufactured in accordance with the Supplier Quality Agreement, Applicable Law, internationally recognized standards of good manufacturing practices and ISO 13485 and otherwise demonstrate that degree of skill, care, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced person engaged in the design and manufacture of medical devices substantially similar to the Products (including sterile medical devices where the Products or components thereof are sterile);

7.3.4.	are safe, effective, and of satisfactory quality and suitable for use in accordance with the indications described in the IFU;

7.3.5.	are free from defects in design, materials and workmanship [****]; and

7.3.6.

in the case of Consumable Products [****] are in saleable condition with a minimum [****] shelf life [****] or such longer shelf life for which Supplier has Regulatory Approval (whichever is longer). Supplier shall promptly notify S+N if it receives Regulatory Approval for a longer shelf life for any of the Products. Supplier shall ensure that the labelling for the Products advises customers of room temperature, storage requirements and expiry dates. [****].

7.4.	Save for changes mandated by Applicable Law, the Product Specifications may not change without the written agreement of the Parties.

7.5.

Supplier shall make sure that the contents of the IFU, label and packaging of the Products are true, accurate and complete and comply with all Applicable Laws including ensuring that the IFU shall clearly and accurately specify approved use, indication, contraindication, side effects and other appropriate cautions.

7.6.

Supplier shall execute such quality [****] plans and meet such manufacturing standards as are identified as necessary for continued manufacturing or sale of the Products in accordance with this Agreement [****] or where required pursuant to Applicable Law.

7.7.

Supplier hereby grants to S+N a right and license to use and receive the benefit of such Regulatory Approvals and Regulatory Materials necessary for S+N to market and commercialize the Products in the Territory. Supplier shall pay any fees to keep current all such Regulatory Approvals.

7.8.

Supplier shall promptly provide to S+N, any updates, new issues, revisions or modifications of, all IFUs, packaging, package inserts, and other literature or materials to be included with the Products or delivered to a customer with Products [****]. Supplier shall use its best efforts to provide S+N with notice of any proposed changes to such documents [****] prior to implementation of such changes.

7.9.

Supplier shall provide in a manner, format, and medium as agreed upon by the Parties, samples of literature, advertisements, and art to be used by S+N in preparing promotional materials and provide in writing all representations and claims associated with the Products that S+N or any of its representatives may make together with such instructions and user manuals as are necessary for sale and use of the Products (collectively literature, advertisements, art, representations, instructions, manuals and claims being referred to as Promotional Work). During the Term of this Agreement, Supplier hereby grants S+N and its Affiliates, their employees, representatives, suppliers, sales agents and distributors, a limited, non-exclusive, royalty-free, non-transferable license to use, copy, reproduce, distribute, and create derivatives of any Promotional Work for the purposes of S+N fulfilling its obligations and exercising its rights under this Agreement.

7.10.

Within [****] of receipt from S+N, Supplier shall review and approve [****] proposed sales and technical literature and other public information. If Supplier does not either approve or provide further comments on such material within the time set out in this sub-section, such material will be deemed approved.

7.11.

Supplier shall ensure that ownership and title of all packaging, printing plates, cylinders and any other equipment which incorporate the S+N Marks vest in S+N and, upon expiry or termination of this Agreement, [****].

7.12.

Supplier shall [****] make available to S+N relevant published clinical and technical “white” papers that Supplier produces concerning the Products, for sales and promotional use as well as presentation and publication, by S+N, but not for resale.

7.13.

Upon request of S+N, Supplier initially shall provide [****] to S+N for Product training and education, which may include in addition, training relating to complaints handling, maintenance and repair or other such items as are requested by S+N [****]

7.14.	Supplier shall meet with S+N to discuss reasonable support related to clinical consulting in the Territory. Program types, duration, and cost allocation to be agreed upon by the Parties.

7.15.

Supplier shall provide prompt, competent, and continuous telephone support for the Products from 7:30 AM CT to 4:30PM CT to address Product related questions from S+N’s representatives and customers. Supplier shall provide training to S+N’s customer service team with respect to telephone support referral protocol.

8.	Mutual Obligations

8.1.

[****] the Parties shall collectively conduct a business review relevant to the Products and this Agreement, in accordance with Schedule 3 (Governance) to include any commercial and operational issues. [****]. The Parties shall agree in good faith on the timing and location for each such business review.

8.2.

Except as otherwise expressly set forth in this Agreement, each Party is responsible for providing, at its own expense, its own equipment, offices, working facilities and such other facilities and services as may be required to fulfill its obligations set out in this Agreement.

8.3.

Each Party shall ensure that all communications and representations it makes about Products are true, accurate, complete and consistent with the labeling of Products. Neither Party shall make false or misleading statements with regard to Products or issue any statement or publication that is detrimental to the reputation or goodwill of the other Party.

8.4.

No Party shall disclose any information, or make any public statements, concerning this Agreement (including its existence, its provisions, or disputes relating to it) provided that a party may disclose information concerning this Agreement: (i) to its legal advisers, auditors and/or regulator; (ii) to the extent required by law or under applicable stock exchange rules; and/or (iii) as necessary to enforce this Agreement. The foregoing shall not prohibit Supplier from providing such information as is required pursuant to Applicable Law to reimbursement authorities in connection with sales of the Products in the Territory.

8.5.

Except as expressly permitted under this Agreement or otherwise agreed by the Parties, neither Party shall modify, repackage, adulterate, misbrand, alter or add labels to or remove labels from any Product, nor alter the packaging or obscure, remove, conceal or otherwise interfere with any warnings or instructions for use, nameplates, trademarks or markings or any other indication of the source of origin of the goods that may be placed on the Products by Supplier. S+N may, without being in breach of this Agreement, indicate on Supplier’s label or packaging (or on any over-shipper packaging) that the Product under the S+N Brand is distributed by S+N.

8.6.	Supplier shall at all times in connection with performance of this Agreement, comply with Schedule 7 (Data Protection). [****].

9.	Representations, Warranties and Undertakings

9.1.	Each Party warrants and represents at the Effective Date that:

9.1.1.	it is duly organized, validly existing and in good standing under the laws of the state, province, or country in which it is organized;

9.1.2.	it has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder;

9.1.3.	it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

9.1.4.

it has obtained all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such Party in connection with this Agreement, except for those that cannot be obtained prior to the filing of an application for Regulatory Approval of the Product; neither it, nor any of its employees, contractors, permitted Sales Agents, permitted Distributors nor any other person controlled by it who is engaged by it in connection with its performance of this Agreement has been excluded, suspended, debarred, or disqualified from doing business by any regulatory or governmental authority, or any industry association, and

9.1.5.	entering into this Agreement does not conflict with or violate any requirement of Applicable Laws.

9.2.	Supplier warrants and represents at the Effective Date that:

9.2.1.	the information set out in the SQA is true and accurate;

9.2.2.

to its knowledge and having made all appropriate and reasonable enquiries, neither the manufacture nor the use of any Product infringes or misappropriates the intellectual property rights or other rights of any third party;

9.2.3.

it is the owner of or has the right to use the trademarks and trade names used by Supplier in respect of the Products (the Supplier’s Marks) and has the right to grant the licenses set out in this Agreement;

9.2.4.	it owns or has rights to use, all intellectual property rights necessary to supply the Products to S+N in accordance with the terms and conditions of this Agreement;

9.2.5.

Promotional Work created, supplied or otherwise used by Supplier in connection with the Products under the S+N Brand or the NUO Brand, shall be true, accurate and not misleading and shall comply with all Applicable Law; and

9.2.6.

the performance of its obligations under this Agreement does not materially conflict with, or constitute a material default or require any consent under, any material contractual obligation of Supplier.

9.3.	Supplier undertakes that:

9.3.1.	the information set out in the SQA will be true and accurate throughout the Term;

9.3.2.

the performance of Supplier’s obligations under this Agreement will not materially conflict with, or constitute a material default or require any consent under, any material contractual obligation of Supplier;

9.3.3.

Supplier will not enter into any contractual obligation that is inconsistent with the rights granted to S+N under this Agreement or that would prevent or restrict Supplier’s performance of its obligations under this Agreement; and

9.3.4.

Supplier will have, at the time of transfer of title in accordance with Section 4.6 and whilst any Products which have been purchased by S+N but have not yet been delivered to S+N or an S+N customer, the full power and lawful authority to transfer the full legal title to relevant Products to S+N or on S+N’s behalf, to S+N’s customer to whom Supplier delivers Products (as applicable) and Supplier shall maintain such Products, free and clear of any security interests, liens, charges or encumbrances.

10.	Intellectual Property Rights

10.1.

Supplier grants to S+N and its Affiliates, their employees, representatives, suppliers, sales agents and distributors, a limited, non-exclusive fully paid-up, non-royalty bearing, non-transferable license to use the Supplier’s Marks in connection with the promotion and sale of the Products in the Territory. during the Term of this Agreement.

10.2.

S+N shall promote and sell the Products in the Territory under S+N’s Marks, however, Supplier shall be identified on Product packaging and labeling as manufacturer and S+N shall be identified as the distributor. Supplier shall only be entitled to use any S+N Marks for the sole purpose of fulfilling its obligations under and in accordance with this Agreement and shall not use nor permit to be used the S+N Marks in any way either directly or indirectly without S+N’s prior written consent.

10.3.

Neither Party shall at any time, either during the term of this Agreement or thereafter, challenge the other Party’s ownership of the other Party’s trademarks that are licensed hereunder, challenge the validity of such trade marks, or do or cause to be done, or omit to do, any act or thing, the doing or omission of which would contest, or in any way impair or tend to impair, any right, title or interest of the other Party in the other Party’s trademarks that are licensed hereunder.

10.4.	Except as expressly set forth in this Agreement, neither Party grants any right, title, license or interest under its intellectual property rights to the other Party.

10.5.

Supplier shall notify S+N in writing promptly after becoming aware of any infringement or potential infringement by a third party of the S+N Marks or any other intellectual property rights of S+N relating to the Products. S+N shall notify Supplier in writing promptly after becoming aware of any infringement or potential infringement by a third party of the Supplier Marks or any other intellectual property rights of Supplier relating to the Products. [****].

10.6.

If any infringement or potential infringement in connection with the Products or performance of this Agreement, relates to the S+N Marks or any S+N intellectual property rights, then the control and conduct of any such claims shall vest in S+N [****]

10.7.

If any infringement or potential infringement in connection with the Products or performance of this Agreement, relates to the Supplier Marks or any intellectual property rights associated with the Products (which are not intellectual property rights of S+N), or Promotional materials provided by Supplier, Supplier, at its sole expense, shall commence and pursue appropriate action as it may determine in its sole discretion to stop or prevent such infringement, including commencing negotiations with such alleged third party infringer or file a trade mark or patent infringement and/or other law suit [****]

11.	Confidentiality

11.1.

In the course of performing their respective duties under this Agreement, S+N and Supplier may become aware of confidential information of each other, including technical product data, business plans, product pricing, sales goals, marketing information, customer information and other information not generally available to the public including the terms and conditions of this Agreement (Confidential Information). Supplier and S+N shall, and shall ensure that each of their respective Affiliates shall:

11.1.1.	maintain Confidential Information which it has access to in connection with this Agreement or which is received from the other Party in strict confidence;

11.1.2.	use Confidential Information only for the purpose of fulfilling their obligations and exercising their rights under this Agreement or with the written consent of the other Party; and

11.1.3.	not disclose the Confidential Information of the other Party to any third party except in accordance with Section 11.2.

11.2.

The Parties shall be entitled to disclose Confidential Information of the other Party to their and their Affiliates’ employees who are under legal obligations of confidentiality and non-use no less onerous than those contained in this Section and who are not permitted to further disclose such Confidential Information. Supplier and S+N shall each be entitled to disclose Confidential Information of the other Party to its employees, representatives, permitted Sales Agents, permitted Distributors, or subcontractors where necessary for performance of this Agreement and who require access to such Confidential Information, provided that such employees, representatives, permitted Sales Agents, permitted Distributors, or subcontractors are under legal obligations of confidentiality substantially the same as those contained in this Section, including the survival of those obligations in the event of any termination of their relationship with Supplier or S+N. Supplier and S+N shall not allow any of their respective employees, representatives, permitted Sales Agents, permitted Distributors, or subcontractors who have not signed such an agreement to perform services under this Agreement.

11.3.	The confidentiality obligations set out in this Section shall not apply to information:

11.3.1.	that at the time of the disclosure is published or otherwise generally available to the public;

11.3.2.

that, after disclosure by the disclosing Party, is published or becomes generally available to the public otherwise than through an act or omission on the part of Supplier or S+N in violation of this Agreement;

11.3.3.	that Supplier or S+N can demonstrate was in its possession at the time of disclosure and was not acquired directly or indirectly from the other Party;

11.3.4.	rightfully acquired from others who were lawfully in possession of such information and who did not obtain it under any obligation of confidentiality to Supplier or S+N; and/or

11.3.5.	that a receiving Party can demonstrate that it developed without reference to the disclosing Party’s Confidential Information.

11.4.

A receiving Party shall be entitled to disclose Confidential Information of the other Party to the extent that the receiving Party is required to disclose such Confidential Information by law, provided that such Party gives the disclosing Party written notice of such disclosure (if legally permitted) and the recipient cooperates with the disclosing Party if it seeks a protective order.

11.5.	The obligations in this Section 11 shall remain in full force and effect throughout the Term and for a period of [****] from the date of expiry or termination of this Agreement.

12.	Compliance

12.1.

Each Party shall: (i) comply with the requirements of all Applicable Laws related to performance of this Agreement and related to the Products including those relating to payments or reimbursements in connection with national, provincial, or local healthcare programs, and the code of ethics of relevant industrial associations; and (ii) cooperate in any investigation relating to activities performed in connection with this Agreement, including investigations relating to fraud and abuse issues.

12.2.	Without prejudice to the generality of Section 7 or 12.1, Supplier shall perform its obligations under this Agreement, or other activities connected with this Agreement in a manner to ensure that:

12.2.1.

no Product supplied hereunder is produced in violation of the Fair Labor Standards Act, the Modern Slavery Act 2015 or other similar labor and human rights laws or regulations applicable in the Territory; and

12.2.2.

Products are not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act (FD&C Act) or under any other laws or regulations in the Territory and are not otherwise prohibited from being introduced into commerce.

12.3.

Supplier shall promptly notify S+N of any violations of or failure to comply with Applicable Laws by Supplier and legal proceedings threatened or commenced against Supplier which affect, or which are relevant to its performance of this Agreement, including by reason of any failure of Products to meet the conditions and standards required by Applicable Laws. S+N shall promptly notify Supplier of any violations of or failure to comply with Applicable Laws by S+N and legal proceedings threatened or commenced against S+N which affect, or which are relevant to its performance of this Agreement.

12.4.

Each Party shall conduct its business and affairs in an ethical manner and consistent with the provisions of Smith+Nephew’s Code of Conduct and Business Principles (a copy of which may be obtained at http://www.smith-nephew.com/compliance/code-of-conduct-and-business-principles.

12.5.

Neither Party shall seek, accept, offer, give or permit any payment, service, gift or other value from or to any person or firm as a condition or result of doing business with Supplier or S+N, if doing so would constitute a violation of applicable laws, including any law relating to bribery or corruption by Supplier, S+N or any of their respective Affiliates. Neither Party shall make facilitation payments in relation to the performance of this Agreement. Each Party shall take particular care to ensure the propriety of all interactions with government officials, healthcare professionals and other persons who might have authority or influence, directly or indirectly, over customers or any matters relating to the Products or S+N’s products, including the sale, marketing, promotion, importation, licensing or distribution of Products or S+N products.

12.6.

Neither Party shall employ or otherwise engage any person in connection with the Products or activities under this Agreement who is excluded, debarred, suspended, disqualified or otherwise ineligible from doing business by any regulatory or governmental authority or any industry association.

12.7.	[****]

12.8.

Supplier shall cooperate with S+N and shall provide S+N with all information S+N reasonably requests to enable S+N to meet its legal and regulatory obligations, including under the Modern Slavery Act 2015, Section 1502 of the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010 and any other legislation in any jurisdiction.

12.9.

Supplier shall keep and maintain current and accurate books, records and accounts reflecting all transactions and Supplier’s performance under this Agreement, including all device master records, quality control tests, device history records, root cause analyses, quality of supply agreements, and any other records necessary to demonstrate compliance with this Agreement (collectively the Records). Supplier shall organize and maintain the Records to enable identification of components, packaging materials, works-in-process and finished product and to identify the location of such components, packaging materials, works-in-process and finished product. The Records shall be of sufficient detail to provide traceability of specific lots of components and packaging materials used to produce each lot of Product. S+N reserves the right to review the Records as they may relate to the performance of and compliance with this Agreement. Supplier shall provide copies of any Records to S+N from time to time upon request. Upon reasonable notice and during normal business hours, Supplier shall provide reasonable access to such Records to verify compliance with the terms of this Agreement. S+N shall be permitted to conduct such review of Records using its own internal resources or by securing the services of a third party accounting/auditing firm. Supplier shall retain all Records under this Agreement for such period as is required by Applicable Law.

12.10.

Supplier shall use its best efforts to continue the supply of Products to S+N in case of events giving rise to business disruption including natural disaster, epidemics, terrorist attacks, fire, flood, loss of Product in transit, loss of utilities, loss of key personnel, industrial disputes, problems surrounding a single source of supply of raw materials or any component products, or any other occurrences which may affect the ability of Supplier to continue to supply the Products. [****].

13.	Limitation of Liability; Indemnification

13.1.

Nothing in this Agreement shall exclude or restrict either Party’s liability in respect of any liability that cannot be excluded or limited pursuant to applicable law including: (i) death or personal injury resulting from negligence; and (ii) bribery, fraud or fraudulent misrepresentation.

13.2.

SUBJECT TO SECTION 13.1, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY PERSON OR ENTITY FOR ANY PUNITIVE, MULTIPLE, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, TORT OR OTHER LEGAL THEORY, INCLUDING LOSS OF PROFIT, EVEN IF THE PARTY IS NOTIFIED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATIONS OF LIABILITY SHALL NOT APPLY TO LIABILITY UNDER THE INDEMNIFICATION OBLIGATIONS (SECTIONS 13.3, 13.4, and 13.5 and Schedule 7), OR BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS SET OUT IN THIS AGREEMENT (SECTION 11), OR COSTS, LOSSES, DAMAGES AND REASONABLE EXPENSES INCURRED BY S+N AS A RESULT OF ANY PRODUCT RECALL OR LATE DELIVERY OF PRODUCTS.

13.3.

S+N shall fully indemnify and hold harmless Supplier and its Affiliates and their respective directors, officers, employees and representatives (each a Supplier Indemnitee) from and against any and all losses, damages, claims, liabilities, costs and expenses, including reasonable attorney fees, resulting from any claim, suit, action or proceeding (whether actual or threatened) (each an S+N Indemnity Claim) brought against a Supplier Indemnitee by a third party, to the extent arising from: [****]. S+N’s obligations as set out in this Section shall not apply to the extent an S+N Indemnity Claim is caused by Supplier Indemnitee’s breach of this Agreement, negligence, unlawful acts or omissions or willful misconduct.

13.4.

Supplier shall fully indemnify and hold harmless S+N and its Affiliates and their respective directors, officers, employees and representatives (each a S+N Indemnitee), from and against any and all losses, damages, claims, liabilities, costs and expenses, including reasonable attorney fees, resulting from any claim, suit, action or proceeding (whether actual or threatened) (each a Supplier Indemnity Claim): [****]. Supplier’s obligations as set out in this Section shall not apply to the extent a Supplier Indemnity Claim is caused by S+N Indemnitee’s breach of this Agreement, negligence, unlawful acts or omissions or willful misconduct.

13.5.

Each S+N Indemnitee and each Supplier Indemnitee shall be an Indemnified Party. An S+N Indemnity Claim and a Supplier Indemnity Claim for the purposes of this Section, shall each be a Claim. An Indemnified Party’s rights to indemnification are subject to the following: (i) the Indemnified Party shall notify the indemnifying Party in writing promptly after a Claim is made (however, the Indemnified Party’s failure to give prompt notice to indemnifying Party of any such Claim shall not relieve the indemnifying Party of any obligation hereunder except and to the extent that such failure prejudices indemnifying Party’s ability to defend against such claim); [****]; and (iii) the Indemnified Party cooperates with the indemnifying Party in the defense, conduct, prosecution or termination of the Claim, including the furnishing of information and the assistance from directors, officers, employees and agents of the Indemnified Party at the indemnifying Party's request [****].

14.	Insurance

At all times while Supplier is providing Products to S+N, and for a period of three (3) years after expiry or termination of the Agreement, Supplier shall obtain and maintain, at its sole cost and expense, the following insurance coverages: (1) Commercial General Liability insurance, including Products & Completed Operations liability, that meets the following requirements: (a) the insurance shall insure Supplier against all liability related to the Products (whether liability arises from Supplier’s conduct or by virtue of a Party’s participation in this Agreement), including liability for bodily injury, property damage, wrongful death, and any pertaining contractual indemnity obligation under this Agreement; (b) the coverage territory for this insurance shall be the Territory; and (c) the insurance shall be in an amount that is required by operation of law and reasonable and customary in the industry for companies of comparable size and activity, but not less than [****], such limits can be met using primary and excess insurance; (2) where vehicles are used in providing products and services hereunder, insurance for the risk of third party bodily injury and property damage in a form and type customary for the territory where the vehicles are operated with limits not less than [****]; and (3) Employers Liability/Workers Compensation or the equivalent in the territory where the work is being performed to meet the minimum statutory requirements thereof. For claims arising from the Products, Supplier shall name S+N as an Additional Insured (or the equivalent type of protection that extends S+N direct rights to defense and indemnity from the insurer for claims arising from the products and services provided hereunder to the extent that Supplier is required to indemnify S+N under this agreement) on any such policies, and Supplier’s insurance shall be primary to any insurance provided by S+N, which shall be strictly excess of Supplier’s insurance. Supplier shall be solely responsible for any deductibles and/or self-insured retentions under Supplier’s insurance policies. Supplier shall procure an endorsement whereby its insurer shall immediately notify S+N in the event of any material reduction or termination of coverage that affects coverage during the period for which Supplier is required to maintain insurance. S+N shall be provided with evidence of such insurance upon reasonable request; failure to request such evidence shall in no way waive the requirements set out in this Section.

15.	Term and Termination

15.1.

This Agreement will commence on the Effective Date and, shall continue in full force and effect unless terminated earlier in accordance with its terms, for a period of five (5) years (the Initial Term) following the expiry of which, it shall automatically renew, in successive additional periods of two (2) years each (each a Renewal Term). The Initial Term and any Renewal Term(s) collectively will be referred to as the Term.

15.2.	Each Party shall have the right to terminate this Agreement:

15.2.1.

immediately at any time by written notice to the other if the other Party commits any material breach of any of the provisions of this Agreement and, in the case of a breach which is capable of remedy, fails to remedy the same [****]; or

15.2.2.

immediately at any time by written notice to the other if the other Party is unable to pay its debts as they fall due, ceases or threatens to cease to carry on business, goes into compulsory or members voluntary liquidation, has a receiver appointed over all or part of its assets or undertaking or passes a resolution or holds a meeting in order to give effect to any of the above insolvency measures in any jurisdiction.

15.3.

S+N shall be entitled to terminate this Agreement, immediately on notice to Supplier if Supplier or its Affiliates, commits in the course of performing this Agreement, an illegal act or a material breach of Section 12 (Compliance) [****].

15.4.

S+N shall be entitled to terminate this Agreement, on twelve (12) months’ advance written notice to Supplier at any time. Supplier shall be entitled to terminate the Agreement on no less than six (6) months’ notice, provided such notice shall not be permitted to take effect until expiry of the Initial Term.

15.5.	Upon the effective date of termination or expiration of this Agreement for any reason:

15.5.1.

S+N will cease to be an authorized distributor of Products in the Territory and the Field Limitation will cease to apply, provided S+N shall have the right to continue to sell, promote, consign or otherwise make available any of S+N’s existing inventory of Products or Equipment Products whether delivered or following delivery by Supplier.

15.5.2.

Supplier shall cease to use S+N Marks on the Products, the packaging and labeling of the Products and any promotional materials and cease to identify S+N as distributor of record on the packaging and labeling of the Products and any promotional materials;

15.5.3.	Supplier shall provide S+N, where required by S+N, with a last time buy of Products, [****]; and

15.5.4.	[****].

15.6.

On expiry or termination of this Agreement the following Sections shall continue in full force and effect: Section 4.4, Section 6 (for the Warranty Period), Section 7 (for the duration of the shelf life for Consumable Products and for the duration of the Warranty Period for Equipment Products provided Supplier shall continue to perform any obligations applicable to it as manufacturer under applicable law), Section 8.4, Section 8.6, Section 9.3, Section 10, Section 11 (for the period set out in such Section), Section 12, Section 13, Section 14, Sections 15.5 to 15.9 (inclusive), Sections 16.4 to 16.6 (inclusive) and Section 17 (provided that Section 17.4 shall continue in full force and effect only until the later of the period set out therein and the duration of the Warranty Period for Equipment Products).

15.7.

Upon termination or expiry of this Agreement, each Party shall immediately return to the other, or destroy, all Confidential Information and promotional and other materials and product literature previously provided by one Party to the other, except (i) for copies of material required for archival, legal or regulatory purposes, regardless of whether the Party has previously paid for such items, and (ii) to the extent that S+N requires such items for the promotion and sale of Products in its inventory pursuant to Section 15.5.1.

15.8.

Upon expiration or termination of this Agreement, Supplier shall destroy or return to S+N, in accordance with S+N’s instructions, all inventories, samples, promotional materials and/or any other materials bearing S+N Marks in Supplier’s possession.

15.9.	In the event S+N terminates this Agreement under Section 15.2 or Section 15.3:

15.9.1.	S+N, at its discretion may, without penalty, return Products purchased by S+N to Supplier and receive a refund for the amount of the purchase price paid for such Products; and

15.9.2.	The Licensing Fee and Reimbursement Fee shall be refunded to S+N on demand, on a pro rata basis based on the unexpired portion of the Initial Term remaining as of the date of termination.

16.	Right of First Offer and Right of First Refusal

16.1

Supplier shall not sell, provide, distribute or supply the Product under the S+N Brand, the NUO Brand or any alternative branding, to any third party in additional territories outside of the Territory (Additional Territories) except for [****] (Existing Territories) unless and until it has first provided S+N with the opportunity to become the distributor or reseller of the Products in any such Additional Territory by notifying S+N in writing of its intention to sell, provide or distribute the Products in the Additional Territory [****]. In the event Supplier’s appointed distributor or Supplier ceases to sell or distribute Products in the Existing Territories during the Term, the Existing Territories shall become Additional Territories for the purposes of this Agreement [****].

16.2

Supplier will notify S+N of the development and availability of any new products (meaning products which are not the Products as defined in Section 1.1 and which solely process or are intended to process whole-blood components for the Field) (New Products), and on request by S+N shall participate with S+N [****], in good faith negotiations on an exclusive basis, with a view to entering into an amendment to this Agreement relating to S+N’s appointment as distributor or reseller of the New Products in any Additional Territory, to include any terms on which Supplier may sell the New Products under the NUO Brand. For the avoidance of doubt, New Products meeting the definition above shall include any such products developed by or available from Supplier, its Affiliates or as part of Supplier’s or its Affiliates’ participation in a collaboration with a third party.

16.3	The Parties may agree to collaborate on the regulatory strategy for any target Additional Territory or New Product [****].

16.4

For a period of eighteen (18) months following the Effective Date, or such longer period as the Parties’ may agree in writing, Supplier agrees that it shall notify S+N in writing of: (a) any proposed license, assignment, transfer or disposal of any of Supplier’s intellectual property rights relating to the Products or New Products; and/or (b) any proposed Business Combination (as defined below) of Supplier submitted or recommended to the stockholders of Supplier or NUO’s Board of Directors (a Disposal Notice) which shall include a reasonably detailed description of the terms and conditions proposed by any third party in connection with either (a) or (b) above (Proposed Transaction). The existence, terms, content, or effect of the Disposal Notice and Proposed Transaction shall constitute confidential information. Business Combination means (i) the acquisition by a third party of shares of capital stock of Supplier by tender, exchange offer or otherwise where such third party would become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended) of the securities of Supplier representing [****] or more of Supplier’s capital stock, (ii) the effectiveness of any merger of Supplier with or into a third party, in which the capital stock of Supplier immediately prior to such merger represents less [****] of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such merger, (iii) the sale of all or substantially all of the assets of Supplier; or (iv) the transfer of the legal power to direct or cause the direction of the general management of Supplier.

16.5

For a period of [****] business days following S+N’s receipt of a Disposal Notice (the “Initial Offer Period”), S+N shall have the right, exercisable in its sole discretion by delivering a written notice to Supplier within the Initial Offer Period, to enter into exclusive negotiations with Supplier with respect to S+N undertaking the Proposed Transaction or a similar transaction, in which case Supplier and S+N will negotiate in good faith to determine the terms of such transaction by S+N for a period of at least forty five (45) business days (the “Exclusivity Period”). Supplier shall use best efforts to procure the relevant consents of any shareholder or other third party required to give effect to the rights granted to S+N under this Section.

16.6

If S+N desires to undertake the Proposed Transaction or a similar transaction as a result of the negotiations with Supplier, Supplier and S+N shall negotiate the terms in good faith for a period of not less than forty-five (45) business days. If Supplier and S+N are unable to reach agreement on the Proposed Transaction/similar transaction within such timeframe (and no memorandum of understanding, term sheet or similar is able to be finalized), Supplier may, following the conclusion of such negotiation, undertake the Proposed Transaction on terms no less favorable in the aggregate than the terms last offered by S+N. If the terms of the Proposed Transaction materially change following such negotiations, Supplier shall have the obligation to re-offer any new terms to S+N pursuant to the procedure set out above.

16.7

Supplier shall notify S+N in writing of any material change in its share ownership or management, unless otherwise publicly disclosed in a timely manner. In the event that a competitor of S+N becomes a major shareholder of Supplier or has the legal power to direct management of Supplier [****], S+N shall have a right to terminate the Agreement and Supplier shall refund to S+N, on a pro rata basis, the portion of the License Fee and/or Reimbursement Fees corresponding to the unexpired period of the Initial Term as at the date of such termination.

16.8

Supplier shall [****] inform S+N of its proposed intent to sell equity securities via capital market activities (Offering) with the intent of allowing S+N to participate in such Offering if S+N so desires and any applicable financial advisory firm engaged by Supplier to assist in such Offering endorses S+N participation. Supplier and/or its financial representatives will keep S+N informed as to the progress of the Offering and solicit S+N’s participation in the Offering in accordance with timing considerations common in such Offerings. For the avoidance of doubt, any Offering shall not constitute a Business Combination.

17.	General Provisions

17.1.

This Agreement, including this document and its attachments and all documents referred to in it, constitutes the entire agree‐ment between the Parties with respect to its subject matter, and supersedes all prior agreements and understandings relating to the same subject matter, provided that if the Parties have entered into a quality agreement or similar arrangement setting out the Parties’ regulatory and quality assurance responsibilities relating to the Products then those agreements shall remain valid and Supplier shall continue to comply with its obligations in respect of such agreements or arrangements.

17.2.

Neither Party shall, without the prior written consent of the other Party, assign or otherwise transfer, sub-contract or otherwise deal with this Agreement or any of its rights or obligations under this Agreement except as expressly set out herein. S+N may assign or transfer this Agreement to any of its Affiliates or pursuant to merger or a disposal by S+N of its business relating to this Agreement and/or any of the Products. [****].

17.3.

S+N shall be entitled to perform any of its obligations under this Agreement or through any S+N Affiliate; provided, however, that any act or omission of any such S+N Affiliate exercising or performing rights or obligations this Agreement shall for the purposes of this Agreement be deemed to be the act or omission of such S+N Affiliate only, and no other S+N Affiliate shall have any liability in respect of such action or omission. NUO may appoint its Affiliates as subcontractors on notice to S+N, provided NUO shall remain responsible and liable for such subcontractors’ performance in accordance with the terms and conditions of this Agreement.

17.4.

Supplier and [****] have entered into a [****] Agreement [****] for the purpose of [****] manufacturing and supplying Equipment Products to Supplier for its customers. Supplier warrants and represents that at all times during the Term of this Agreement it shall maintain a valid and legally binding contract for supply of Equipment Products with [****], corresponding to its obligations to S+N for manufacturing and supply of the Equipment Products hereunder. Supplier shall notify S+N immediately of: i) any event which Supplier is aware, may give rise to termination of the [****] Agreement (including without limitation any notice of termination issued in connection with the [****] Agreement) or any event which gives rise to actual termination of the [****] Agreement; ii) any event relating [****] or the [****] Agreement which affects or has the potential to affect, Supplier’s performance of its obligations under this Agreement; or iii) any proposed or potential material change to the [****] Agreement, and in each such case, shall discuss with S+N, any steps which may be practicable to ensure continued supply of the Equipment Products to S+N in accordance with the terms of this Agreement [****]. For the avoidance of doubt, any failure by Supplier to comply with its obligations hereunder in relation to the [****] Agreement shall constitute a material breach of this Agreement.

17.5.

THE PARTIES INTEND FOR THIS AGREEMENT AND THE RIGHTS GRANTED HEREIN TO COME WITHIN SECTION 365(n) OF THE U.S. BANKRUPTCY CODE (OR OTHER APPLICABLE CORRESPONDING INSOLVENCY LAW (CONCURSO OR OTHER EQUIVALENT PROCEEDINGS ACTS RELATED TO THE INSOLVENCY OF A PARTY)  PROVIDING FOR OR PRESERVING LICENSE RIGHTS TO A LICENSEE) AND, NOTWITHSTANDING THE BANKRUPTCY OR INSOLVENCY OF SUPPLIER, THIS AGREEMENT AND THE RIGHTS GRANTED HEREIN SHALL REMAIN IN FULL FORCE AND EFFECT SO LONG AS S+N IS IN MATERIAL COMPLIANCE WITH THE TERMS AND CONDITIONS HEREOF.

17.6.	Subject to Section 17.7, nothing in this Agreement shall confer on any third party the right to enforce any provision of this Agreement.

17.7.

Any S+N Affiliate which purchases Products pursuant to this Agreement may enforce any term or condition of this Agreement as an intended third-party beneficiary of this Agreement. The Indemnified Parties may enforce their rights under Section 13 and Schedule 7. The consent of third parties shall not be required in relation to any amendment of this Agreement.

17.8.

If, in any action relating to this Agreement, any provision is found to be unenforceable, then such provision shall be modified to the minimum extent necessary to make it enforceable. All provisions in this Agreement are severable from every other provision so that the unenforceability of any provision in this Agreement shall not affect the enforceability of any other provision.

17.9.

Supplier is an independent contractor and nothing in this Agreement shall constitute an agency, partnership or joint venture, employment, franchise or other relationship between the Parties or shall authorize one Party to enter into contractual relationships or incur obligations on behalf of the other Party. Supplier’s employees (or those of its subcontractors, NUO Sales Agents or NUO Distributors) involved in the performance of Supplier’s obligations pursuant to this Agreement shall at all times be considered employees of Supplier or its subcontractors, NUO Sales Agents or NUO Distributors respectively. S+N shall not be responsible for any of Supplier’s business obligations (including insurance, social security contributions, workers’ compensation and employment related taxes), and Supplier shall fully indemnify and hold S+N and its Affiliates harmless from those obligations.

17.10.	The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies otherwise provided by law.

17.11.

The failure of a Party to exercise or enforce any right under this Agreement shall not be deemed to be a waiver of that right. No waiver shall be effective against a Party unless set out in writing signed by an authorised representative of such Party. No waiver by either Party of any breach or default of any of the provisions in this Agreement shall be deemed a waiver as to any subsequent and/or similar breach or default. A waiver of any provision of this Agreement shall not be a waiver of any other provision.

17.12.	Each Party to this Agreement shall be responsible for the payment of its own costs and expenses in connection with the negotiation, preparation and execution of this Agreement.

17.13.

This Agreement may be executed in any number of counterparts, each of which shall constitute an original of this Agreement. Signatures provided by electronic signature or in a PDF or similar locked file transmitted by electronic mail will be deemed to be original signatures.

17.14.	This Agreement shall not be varied or any right hereunder waived, except in writing signed by the duly authorised representatives of both Parties.

17.15.

Notices and other communications between the Parties shall be in writing in the English language, except for communications regarding routine matters in the ordinary course of business, which may be in the language commonly used between the Parties, and shall be validly given and received when sent in the manner and to the address specified at the beginning of this Agreement, provided that communication by email shall not be sufficient to serve legal notice in respect of termination or dispute. Either Party may change its address by giving notice of the change to the other Party.

17.16.

Unless otherwise agreed in writing by the Parties, this Agreement and all related documents shall be drawn up in English.  Any translations of this Agreement into any other language shall have no effect.  All proceedings related to this Agreement shall be conducted in the English language.

17.17.

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including any non-contractual disputes, claims or obligations) shall be governed by and interpreted in accordance with the laws of the State of Delaware. The Parties specifically agree that the 1980 United Nations Convention on Contracts for the International Sale of Goods, as may be amended from time to time, shall not apply to this Agreement.

17.18.

Any dispute arising out of or in connection with this Agreement or other agreements and arrangements connected to or being the result of this Agreement, [****] shall be referred to and finally resolved by the courts of Delaware, who shall have exclusive jurisdiction. In any litigation, arbitration or other proceeding arising out of or related to this Agreement, the prevailing Party will be entitled to receive its reasonable attorneys’ fees, and reasonable costs and expenses. Nothing in this Section shall prevent either Party from seeking an interim injunction in respect of a breach of this Agreement.

17.19.

A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time. A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

17.20.

A reference to this Agreement or to any other agreement or document referred to in this Agreement is a reference to this Agreement or such other agreement as varied or novated (in each case, other than in breach of the provisions of this Agreement) from time to time.

17.21.

Any words following the terms “including”, “include”, “in particular”, “for example” or any other similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or terms preceding those terms.

17.22.

A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person’s legal and personal representatives, successors and permitted assigns.

17.23.	A reference to a “business day” means a day, other than a Saturday, Sunday or public holiday in the State of Delaware.

17.24.	A reference to “USD” or “$” means United States dollars.